EX. 99.28(h)(16)(viii)

Amendment to
Amended and Restated Transfer Agency Agreement
Between JNL Series Trust and Jackson National Asset Management, LLC

This Amendment is by and between JNL Series Trust, a Massachusetts business trust (“Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Witnesseth

Whereas, the Trust and JNAM entered into an Amended and Restated Transfer Agency Agreement effective February 28, 2012, as amended April 30, 2012, April 29, 2013, September 16, 2013, April 28, 2014 and September 15, 2014 (“Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds (“Funds”) of the Trust and the owners of record thereof.

Whereas, the following new funds, fund merger, fund name change and de-registered funds (collectively, “Fund Changes”) have been approved by the Board of Trustees of the Trust:
New Funds
-	JNL Multi-Manager Alternative Fund;
-	JNL/Harris Oakmark Global Equity Fund;
-	JNL/Oppenheimer Emerging Markets Innovator Fund; and
-	JNL/Westchester Capital Event Driven Fund.

Fund Merger:
-	JNL/Mellon Capital Global Alpha Fund into the JNL/AQR Managed Futures Strategy Fund

Fund Name Change:
-	JNL Institutional Alt 65 Fund to JNL Alt 65 Fund

De-Registered Funds:
-	JNL Investment Committee - Global Strategic Moderate with Alts Fund;
-	JNL Investment Committee - Global Strategic Moderately Aggressive with Alts Fund;
-	JNL Investment Committee - Strategic Moderate Fund; and
-	JNL Investment Committee - Strategic Moderately Aggressive Fund.

Whereas, pursuant to the approval of the Fund Changes, as outlined herein-above, the parties have agreed to amend Schedule A of the Agreement to:
-	add four new funds;
-	remove the JNL/Mellon Capital Global Alpha Fund;
-	update the fund name for the JNL Institutional Alt 65 Fund to JNL Alt 65 Fund; and
-	remove the four de-registered funds.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 27, 2015, attached hereto.

In Witness Whereof, the Trust and JNAM have caused this Amendment to be executed as of this 23rd day of February 2015, effective April 27, 2015.

Attest:	JNL Series Trust

/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
Norma. M. Mendez	Name:	Kristen K. Leeman
	Title:	Assistant Secretary

Attest:	Jackson National Asset Management, LLC

/s/ Norma M. Mendez	By:	/s/ Mark D. Nerud
Norma M. Mendez	Name:	Mark D. Nerud
	Title:	President and CEO

Schedule A
Dated April 27, 2015
(List of Funds)

Funds

JNL/American Funds Blue Chip Income and Growth Fund
JNL/American Funds Global Bond Fund
JNL/American Funds Global Small Capitalization Fund
JNL/American Funds Growth-Income Fund
JNL/American Funds International Fund
JNL/American Funds New World Fund
JNL Multi-Manager Alternative Fund
JNL Institutional Alt 20 Fund
JNL Institutional Alt 35 Fund
JNL Institutional Alt 50 Fund
JNL Alt 65 Fund
JNL/American Funds Balanced Allocation Fund
JNL/American Funds Growth Allocation Fund
JNL/AllianceBernstein Dynamic Asset Allocation Fund
JNL/AQR Managed Futures Strategy Fund
JNL/BlackRock Commodity Securities Strategy Fund
JNL/BlackRock Global Allocation Fund
JNL/BlackRock Large Cap Select Growth Fund
JNL/Boston Partners Global Long Short Equity Fund
JNL/Brookfield Global Infrastructure and MLP Fund
JNL/Capital Guardian Global Balanced Fund
JNL/Capital Guardian Global Diversified Research Fund
JNL/DFA U.S. Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/Eastspring Investments Asia ex-Japan Fund

Funds

JNL/Eastspring Investments China-India Fund
JNL/Franklin Templeton Founding Strategy Fund
JNL/Franklin Templeton Global Growth Fund
JNL/Franklin Templeton Global Multisector Bond Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton International Small Cap Growth Fund
JNL/Franklin Templeton Mutual Shares Fund
JNL/Franklin Templeton Small Cap Value Fund
JNL/Goldman Sachs Core Plus Bond Fund
JNL/Goldman Sachs Emerging Markets Debt Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/Goldman Sachs U.S. Equity Flex Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco International Growth Fund
JNL/Invesco Large Cap Growth Fund
JNL/Invesco Mid Cap Value Fund
JNL/Invesco Small Cap Growth Fund
JNL/Ivy Asset Strategy Fund
JNL/JPMorgan International Value Fund
JNL/JPMorgan MidCap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard Emerging Markets Fund
JNL/Mellon Capital 10 x 10 Fund
JNL/Mellon Capital Index 5 Fund
JNL/Mellon Capital Emerging Markets Index Fund
JNL/Mellon Capital European 30 Fund

Funds

JNL/Mellon Capital Pacific Rim 30 Fund
JNL/Mellon Capital S&P 500 Index Fund
JNL/Mellon Capital S&P 400 MidCap Index Fund
JNL/Mellon Capital Small Cap Index Fund
JNL/Mellon Capital International Index Fund
JNL/Mellon Capital Bond Index Fund
JNL/Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund
JNL/Mellon Capital Utilities Sector Fund
JNL/MMRS Conservative Fund
JNL/MMRS Growth Fund
JNL/MMRS Moderate Fund
JNL/Morgan Stanley Mid Cap Growth Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/Oppenheimer Emerging Markets Innovator Fund
JNL/Oppenheimer Global Growth Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Value Equity Fund
JNL/Red Rocks Listed Private Equity Fund
JNL/Scout Unconstrained Bond Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund

Funds

JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund
JNL/WMC Balanced Fund
JNL/WMC Money Market Fund
JNL/WMC Value Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/S&P Mid 3 Fund
JNL/S&P International 5 Fund
JNL/S&P 4 Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Aggressive Growth Fund
JNL Disciplined Moderate Fund
JNL Disciplined Moderate Growth Fund
JNL Disciplined Growth Fund